EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation ("Medtronic"), hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with Medtronic's acquisition of AneuRx, Inc. ("AneuRx") to enable the shareholders of AneuRx receiving Medtronic common stock in connection with such acquisition (including but not limited to option holders under the AneuRx 1993 Incentive Stock Option, who will receive Medtronic common stock upon any exercise of options under such plan) to receive registered Medtronic common stock or to resell such Medtronic common stock in compliance with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement on Form S-3 (or other appropriate Form) and the Registration Statement on Form S-8 therefor, to any amendment to such Registration Statements, and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statements or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed there presents effective as of the 2nd day of May, 1996.


By   /s/ F. Caleb Blodgett              By   /s/ Glen D. Nelson, M.D.
     F. Caleb Blodgett                       Glen D. Nelson, M.D.

By   /s/ Arthur D. Collins, Jr.         By   /s/ Robert L. Ryan
     Arthur D. Collins, Jr.                  Robert L. Ryan

By   /s/ Gary L. Ellis                  By   /s/ Richard L. Schall
     Gary L. Ellis                           Richard L. Schall

By   /s/ William W. George              By   /s/ Jack W. Schuler
     William W. George                       Jack W. Schuler

By   /s/ Antonio M. Gotto Jr., M.D.     By   /s/ Gerald W. Simonson
     Antonio M. Gotto Jr., M.D.              Gerald W. Simonson

By   /s/ Bernadine P. Healy, M.D.       By   /s/ Gordon M. Sprenger
     Bernadine P. Healy, M.D.                Gordon M. Sprenger

By   /s/ Vernon H. Heath                By   /s/ Richard A. Swalin, Ph.D.
     Vernon H. Heath                         Richard A. Swalin, Ph.D.

By   /s/ Thomas E. Holloran             By   /s/ Winston R. Wallin
     Thomas E. Holloran                      Winston R. Wallin